EXHIBIT 99.1

August 14, 2018

GEE Group Announces Results for the Fiscal 2018 Third Quarter

JACKSONVILLE, Fla., Aug. 14, 2018 (GLOBE NEWSWIRE) -- GEE Group Inc. (NYSE AMERICAN: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the third quarter ended June 30, 2018.

2018 Fiscal Third Quarter Highlights

•	Revenue for the 2018 fiscal third quarter was approximately $40.3 million. Contract staffing services contributed approximately $33.9 million or approximately 84% of revenue and direct hire placement services contributed approximately $6.4 million or approximately 16% of revenue. Revenue from the combined professional contract and professional direct hire placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $35.1 million, and represents approximately 87% of total revenue for the 2018 fiscal third quarter.

•	Overall gross margin for the fiscal third quarter ended June 30, 2018 (including direct hire placement services) was approximately 36.6%. Professional contract staffing services gross margin (excluding direct hire placement services) for the 2018 fiscal third quarter was approximately 26.7%. The combined professional staffing services gross margin (including direct hire placement services) for the 2018 fiscal third quarter was approximately 40%. Industrial contract services gross margin for the 2018 fiscal third quarter was approximately 13.1%.

•	Selling, general and administrative expenses (SG&A) were approximately $12.1 million and approximately 30% of revenue for the 2018 fiscal third quarter.

•	GAAP income from operations for the 2018 fiscal third quarter was approximately $595,000.

•	GAAP net loss for the 2018 fiscal third quarter was approximately $1.9 million.

•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration and restructuring expenses and loss on extinguishment of debt (adjusted EBITDA, a non-GAAP financial measure) for the 2018 fiscal third quarter was approximately $3 million (see non- GAAP adjusted EBITDA reconciliation to GAAP net income (loss) attached to this press release).

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SEE DETAILED DISCUSSION BELOW FOR COMPARATIVE ANALYSIS TO THE PRIOR FISCAL YEAR THIRD QUARTER ENDED JUNE 30, 2017.

The aforementioned 2018 Fiscal Third Quarter Highlights and Financial Information should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10-Q for the respective periods, Current Reports on Forms 8-K & 8-K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10-K filed with the SEC for the fiscal years ended September 30, 2017 and 2016. Also, the discussion of financial results in this press release and disclosures regarding the use of non-GAAP financial measures and related schedules attached hereto which reconcile non-GAAP financial measures to the financial information prescribed by GAAP are important to readers to help gain a more comprehensive understanding of the Company’s financial results. The non-GAAP financial measures and metrics of financial results or financial performance presented herein are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, replacements or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections, pro forma data and certain assumptions that are considered forward looking statements and that are predictive or hypothetical in nature and depend on future events. The estimates and assumptions and related projected or pro forma financial results may not be realized nor are they guarantees of future performance.

2018 Third Quarter Financial Results: Detailed Comparative Discussion

The Company reported consolidated revenue of approximately $40.3 million for the fiscal third quarter ended June 30, 2018 compared to revenue of approximately $46.1 million for the fiscal third quarter ended June 30, 2017. Contract staffing services contributed approximately $33.9 million or approximately 84% of consolidated revenue and direct hire placement services contributed approximately $6.4 million or approximately16% of consolidated revenue. This compares to contract staffing services revenue of approximately $40.1 million or approximately 87% of consolidated revenue and direct hire placement revenue of approximately $6 million or approximately 13% of consolidated revenue respectively for the 2017 fiscal third quarter. The overall decrease in contract staffing services revenue of approximately $6.2 million for the 2018 fiscal third quarter compared to the comparable prior year fiscal third quarter was primarily due to a reduction in the temporary workforce requirements of a few key customers in the industrial services division and the strategic actions instituted by management primarily in the professional services division to reduce the number of unproductive or underperforming full time personnel including recruiters, account representatives, sales professionals and related administrative support staff. In addition, some of the decline in revenue was a natural result of certain office consolidations and office closures that were undertaken by the Company to maximize productivity, reduce overall field costs and improve profitability.

Direct hire placement revenue for the 2018 fiscal third quarter increased by approximately $419,000 over the comparable prior year fiscal third quarter due to increased productivity from a smaller number of dedicated direct hire placement personnel. GEE expects to selectively increase revenue producing headcount in key markets and industry verticals.

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The professional contract services revenue together with the direct hire placement revenue for the quarter includes business from staff augmentation, permanent placement, statement of work (SOW) and other human resource solutions in the information technology, engineering, healthcare and finance and accounting higher margin staffing specialties. GEE Group’s strategic plan contains both internal and acquisition growth objectives to increase revenue in the aforementioned higher margin and more profitable professional services sectors of staffing, which represents approximately 87% of total revenue for the 2018 fiscal third quarter. Industrial contract services revenue decreased by approximately $1.5 million for the 2018 fiscal third quarter to approximately $5.2 million from $6.7 million reported for the 2017 fiscal third quarter. To improve overall performance in the industrial services division, the Company has implemented an aggressive sales incentive program, streamlined branch operations and increased its focus on obtaining better pricing from new and existing accounts. GEE Group expects that the aforementioned actions coupled with new and expanded services offered to customers will contribute to enhanced financial performance from that segment.

GEE Group’s overall staffing services gross profit margin, including direct hire placement services (recorded at 100% gross margin) for the 2018 fiscal third quarter was approximately 36.6% versus approximately 37% for the 2017 fiscal third quarter. The change in the overall gross margin from the comparable prior year quarter was primarily due to an overall change in revenue mix for the 2018 fiscal third quarter. In the professional contract staffing services segment, the gross margin (excluding direct hire placement services) was approximately 26.7% for the 2018 fiscal third quarter compared to approximately 29.3% for the 2017 fiscal third quarter. The change in professional contract staffing services gross margin was primarily due to increased revenue from VMS, MSP, MSA and other volume corporate accounts all of which typically have lower gross margins and lower costs of delivery and specialty revenue mix composition (information technology (IT), engineering, healthcare and finance and accounting). The combined professional services gross margin (including direct hire placement services) was approximately 40% for the 2018 fiscal third quarter compared to approximately 41% for the 2017 fiscal third quarter. The Company’s industrial staffing services gross margin for the 2018 fiscal third quarter was approximately 13.1% versus approximately 14.1% for the 2017 fiscal third quarter. The decrease in industrial services gross margin in the 2018 fiscal third quarter was due to several factors including customer revenue mix, competitive pricing and contract labor costs.

GEE’s selling, general and administrative expenses (SG&A) for the fiscal third quarter ended June 30, 2018 decreased as a percentage of revenue and was approximately 30%, compared to approximately 34% of revenue for the fiscal third quarter ended June 30, 2017. The Company lowered SG&A by approximately $3.4 million (SG&A includes commissions, sales and recruitment personnel, IT and office support, job boards, rent, administrative and other costs) as compared to the prior year fiscal third quarter. The net decrease in SG&A was primarily related to strategic initiatives implemented by corporate and regional management to lower personnel costs by rightsizing the number of sales and recruitment full time employees (FTE’s) and related ancillary costs, consolidation of various office locations resulting in a reduction in rent and other expenses, leverage from implementation of shared services, economies of scale gained from reduced pricing obtained from vendors, continued integration of the SNI acquisition and by streamlining field operations and related expenses. Management continues efforts to reduce SG&A as the Company obtains synergies from further back office consolidation and related efficiencies.

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The Company classifies and reports costs incurred related to acquisition, integration and restructuring activities separately within its operating expenses. These principally include operating expenses associated with former closed and consolidated locations, personnel costs associated with eliminated positions, costs incurred related to acquisitions and associated legal and professional costs. These costs were approximately $514,000 in the 2018 fiscal third quarter and decreased by approximately $1.7 million from the approximately $2.2 million reported in the 2017 fiscal third quarter. Total operating expenses, including SG&A, acquisition, integration and restructuring expenses and depreciation and amortization decreased by approximately $5.4 million, or approximately 27.6%, from the 2017 fiscal third quarter as compared to the 2018 fiscal year third quarter, all principally related to the strategic productivity and cost saving initiatives described above.

GEE Group recorded GAAP income from operations of approximately $595,000 for the fiscal third quarter ended June 30, 2018, compared to a GAAP loss from operations of approximately $2.5 million for the fiscal third quarter ended June 30, 2017. GAAP net loss for the fiscal third quarter ended June 30, 2018 was approximately $1.9 million, compared to a GAAP net loss for the third quarter ended June 30, 2017 of approximately $6 million.

The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration, and restructuring expenses, and loss on extinguishment of debt (adjusted EBITDA, a non-GAAP financial measure) was approximately $3 million for the fiscal third quarter ended June 30, 2018, compared to approximately $1.8 million for the fiscal third quarter ended June 30, 2017.

Additional GAAP Balance Sheet Information as of June 30, 2018; included in current liabilities as accrued interest expense is noncash “PIK” interest of approximately $403,000 and a “working capital deposit” of approximately $1.5 million which the Company expects to recover most or all of it through a “dispute resolution” process. “DSO” in accounts receivable improved during the fiscal third quarter ended June 30, 2018 and have been averaging approximately 43 days.

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors .These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliation of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in a schedule that is a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “GEE Group delivered strong financial performance in the fiscal third quarter ended June 30, 2018 with approximately $595,000 in GAAP income from operations and approximately $3 million in adjusted EBITDA. Adjusted EBITDA for the nine months ended June 30, 2018 was approximately $9.3 million and we anticipate that GEE will deliver solid adjusted EBITDA for the remainder of the fiscal year. The Company has made great strides in streamlining field operations, improving the efficiency and productivity of its sales and recruitment teams and in enhancing its menu of services and delivery network. We are optimistic about the future and GEE will continue to make prudent investments that will benefit our employees, associates, clients and shareholders.”

Mr. Dewan added, “The use of ‘on demand’ contingent labor in the ‘gig economy’ continues to be robust. The low white collar unemployment rate and tight labor market coupled with strong GDP growth bodes well for the staffing industry in general and GEE Group in particular. The demand for our services continues to be strong and the Company is well positioned to capitalize on the favorable macro backdrop with its enhanced menu of services, expanded geographic footprint and talented full time and contract employees.”

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non- GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying operating trends and results in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses, the change in contingent consideration, acquisition, integration and restructuring costs and loss on extinguishment of debt. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non- GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP in the Consolidated Balance Sheets or on the Consolidated Statements of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10-Q and Form 10-K filed for the respective fiscal periods with the SEC. Reconciliation of GAAP net income or GAAP net loss to non- GAAP adjusted EBITDA is attached hereto.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Quarter Ended June 30,

(In thousands)

	2018	2017
Net income (net loss), GAAP	$(1,887)	$(6,020)
Interest expense, net	2,889	2,378
Income tax expense (credit)	(407)	202
Depreciation expense	92	178
Amortization expense	1,409	1,570
Stock compensation & stock option expense	400	255
Acquisition, integration & restructuring	514	2,206
Loss on extinguishment of debt	-	994
Non-GAAP adjusted EBITDA	$3,010	$1,763

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Nine Month Periods Ended June 30,

(In thousands)

	2018	2017
Net income (net loss), GAAP	$(6,556)	$(6,098)
Interest expense, net	8,381	3,130
Income tax expense (credit)	259	332
Depreciation expense	287	328
Amortization expense	4,199	2,308
Stock compensation & stock option expense	1,028	641
Acquisition, integration & restructuring	1,712	2,306
Loss on extinguishment of debt	-	994
Non-GAAP adjusted EBITDA	$9,310	$3,941

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward- looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe (904) 512-7504

invest@genp.com

SOURCE: GEE Group Inc.

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GEE GROUP INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
NET REVENUES:
Contract staffing services	$33,879	$40,100	$107,860	$80,046
Direct hire placement services	6,388	5,969	17,496	8,578
NET REVENUES	40,267	46,069	125,356	88,624
Cost of contract services	25,546	29,015	81,235	60,472
GROSS PROFIT	14,721	17,054	44,121	28,152

Selling, general and administrative expenses	12,111	15,546	35,839	24,852
Acquisition, integration and restructuring
expenses	514	2,206	1,712	2,306
Depreciation expense	92	178	287	328
Amortization of intangible assets	1,409	1,570	4,199	2,308
INCOME (LOSS) FROM OPERATIONS	595	(2,446)	2,084	(1,642)
Loss on extinguishment of debt	-	994	-	994
Interest expense	2,889	2,378	8,381	3,130
LOSS BEFORE INCOME TAX (BENEFIT)
EXPENSE	(2,294)	(5,818)	(6,297)	(5,766)
Income tax benefit (expense)	407	(202)	(259)	(332)
NET LOSS	$(1,887)	$(6,020)	$(6,556)	$(6,098)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,887)	$(6,020)	$(6,556)	$(6,098)
NET LOSS PER SHARE - BASIC AND DILUTED	$(0.18)	$(0.61)	$(0.64)	$(0.64)
WEIGHTED AVERAGE NUMBER OF SHARES
- BASIC AND DILUTED	10,526	9,879	10,177	9,546

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GEE GROUP INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Thousands)

	June 30,	September 30,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$2,637	$2,785
Accounts receivable, less allowances (June - $897 and September - $1,712)	21,166	23,178
Other current assets	1,853	3,014
Total current assets	25,656	28,977
Property and equipment, net	850	914
Other long-term assets	400	282
Goodwill	76,593	76,593
Intangible assets, net	30,862	35,049
TOTAL ASSETS	$134,361	$141,815

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Revolving credit facility	$10,200	$7,904
Acquisition deposit for working capital guarantee	1,500	1,500
Accrued interest	1,510	2,175
Accounts payable	2,030	3,243
Accrued compensation	5,188	7,394
Other current liabilities	385	515
Short-term portion of subordinated debt	419	1,225
Short-term portion of term-note, net of discount	6,551	3,433
Total current liabilities	27,783	27,389
Deferred rent	400	334
Deferred taxes	1,248	958
Term-loan, net of debt discounts	37,364	42,018
Subordinated debt	1,000	1,000
Subordinated convertible debt	16,685	16,685
Other long-term liabilities	18	35
Total long-term liabilities	56,715	61,030
Commitments and contingencies
MEZZANINE EQUITY
Preferred stock; no par value
Preferred series A stock - 160 authorized; issued and outstanding - none	-	-
Preferred series B stock - 5,950 authorized; issued and outstanding - 5,816 and 5,926 at June 30, 2018 and September 30, 2017, respectively
Liquidation value of the preferred series B stock is approximately $28,265 and $28,800 at June 30, 2018 and September 30, 2017, respectively	28,788	29,333
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 10,609
and 9,879 at June 30, 2018 and September 30, 2017, respectively	-	-
Additional paid in capital	43,085	39,517
Accumulated deficit	(22,010)	(15,454)
Total shareholders' equity	21,075	24,063
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$134,361	$141,815

Source: GEE Group Inc.

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